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                                   CERTIFICATE

                                       OF

              DECREASE IN AUTHORIZED SHARES PURSUANT TO NRS 78.207

                                       OF

                             MAN SANG HOLDINGS, INC.

     We, the undersigned President and Secretary of Man Sang Holdings, Inc. do hereby certify that:

     1. The Board of Directors of said corporation, on October 2, 1996, adopted a resolution decreasing the authorized and outstanding shares of common stock by means of a 1-for-4 reverse stock split in accordance with the provisions of NRS 78.207, and:

     2. (a) The number and par value of authorized shares before the change is as follows:

               (i) Common Stock - 100,000,000 shares authorized; $0.001 par value.

               (ii) Preferred Stock - 200,000 shares authorized; $0.001 par value, of which

                    - 100,000 shares have been designated as Series A Preferred Stock; and

                    - 100,000 shares have been designated as Series B Preferred Stock;

          (b) The number and par value of authorized shares after the change is as follows:

               (i) Common Stock - 25,000,000 shares authorized; $0.001 par value.

               (ii) Preferred Stock - 200,000 shares authorized; $0.001 par value, of which

                    - 100,000 shares have been designated as Series A Preferred Stock; and

                    - 100,000 shares have been designated as Series B Preferred Stock;


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          (c)  One-quarter (.25) of a share of common stock shall be issued pursuant to the change for each issued share of common stock prior to the change.

          (d) No fractional shares shall be issued pursuant to the change. In lieu of fractional shares, each fractional share otherwise issuable shall be rounded up to the nearest whole share.

          (e)  No approval of stockholders is required pursuant to NRS 78.207.

          (f)  The effective date of the change is October 10, 1996.

     Dated:  October 2, 1996

                                       MAN SANG HOLDINGS, INC.


                                       By:  /s/ Ricky Cheng
                                          ------------------------------------
                                            Ricky Cheng, President


                                       By:  /s/ Sam Sio
                                          ------------------------------------
                                            Sam Sio, Secretary


STATE OF  Texas     Section
                    Section
COUNTY OF Harris    Section


     On October 2, 1996 personally appeared before me, a Notary Public, Ricky Cheng, who acknowledged that he executed the above document as President of Man Sang Holdings, Inc.


                                       /s/ Andrea Benson
                                       ------------------------------------
                                       Notary Public